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                                                                      EXHIBIT 11


                         AMERICAN HOMESTAR CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




                                                                           THREE MONTHS ENDED AUGUST 31,
                                                                           -----------------------------
                                                                              1995               1996
                                                                           ----------         ----------
Weighted average number of common shares outstanding  . . . . . . .         7,542,300          8,618,723
Dilutive effect of stock options  . . . . . . . . . . . . . . . . .           121,015            360,224
                                                                           ----------         ----------
Weighted average number of common and common
  equivalent shares outstanding   . . . . . . . . . . . . . . . . .         7,663,315          8,978,947
                                                                           ==========         ==========

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $2,182,000         $3,018,000
                                                                           ==========         ==========

Earnings per common share-primary . . . . . . . . . . . . . . . . .        $     0.28         $     0.34
                                                                           ==========         ==========



                                                                           THREE MONTHS ENDED AUGUST 31,
                                                                           -----------------------------
                                                                              1995               1996
                                                                           ----------         ----------
Weighted average number of common shares outstanding  . . . . . . .         7,542,300          8,618,723
Dilutive effect of stock options  . . . . . . . . . . . . . . . . .           138,838            374,886
                                                                           ----------         ----------
Weighted average number of common and common
  equivalent shares outstanding   . . . . . . . . . . . . . . . . .         7,681,138          8,993,609
                                                                           ==========         ==========

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $2,182,000         $3,018,000
                                                                           ==========         ==========

Earnings per common share-fully diluted . . . . . . . . . . . . . .        $     0.28         $     0.34
                                                                           ==========         ==========